UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

ENER-CORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30100 Town Center Dr, Suite O-209

Laguna Niguel, California 92677

(Address of principal executive offices) (Zip Code)

(949) 732-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENCR	OTC

Item 1.01 Entry into a Material Definitive Agreement.

2015 and 2016 Amendment Agreements and Waivers

Effective as of May 31, 2019 and on June 3, 2019, Ener-Core, Inc. (the “Company”) and certain investors holding convertible senior secured notes issued in April and May 2015 (the “2015 Notes”) and December 2016 (the “2016 Notes”) executed amendment agreements and waivers (the “2015 Amendment Agreements” and “2016 Amendment Agreements”, respectively, and together, the “Amendment Agreements”). The Amendment Agreements extend all May 31, 2019 dates to June 30, 2019 and all June 1, 2019 dates to July 1, 2019.

Bridge Notes Amendment Agreements and Waiver

Effective as of May 31, 2019 and on June 3, 2019, the Company and certain investors that holds convertible senior secured notes issued in September 2017, November 2017, December 2017, January 2018, and March 2018 (the “Bridge Notes”) executed amendment agreements and waivers (the “Bridge Notes Amendment Agreement”). The Amendment Agreements extend all May 31, 2019 dates to June 30, 2019 and all June 1, 2019 dates to July 1, 2019.

Convertible Notes Amendment Agreements and Waivers

Effective as of April 30, 2019, the Company and certain investors that hold convertible senior secured notes issued in June 2018 (the “June 2018 Notes”) executed amendment agreements and waivers (the “June 2018 Notes Amendment Agreement”). The Amendment Agreements extend all May 31, 2019 dates to June 30, 2019 and all June 1, 2019 dates to July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENER-CORE, INC.

Dated: June 7, 2019	By:	/s/ Michael Hammons
Michael Hammons
Director, Acting Principal Executive Officer

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